Exhibit 99.1

PROXY
FOR THE SPECIAL MEETING OF STOCKHOLDERS
OF
PROSPECT ACQUISITION CORP.

This Proxy Is Solicited On Behalf Of The Board Of Directors

The undersigned hereby appoints David A. Minella and James J. Cahill (together, the “Proxies”), and each of them, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote at the Special Meeting of Stockholders of Prospect Acquisition Corp. (the “Company”) to be held on November __, 2009 at 8:30 a.m. Eastern Standard Time and at any adjournments and postponements thereof.  Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement/prospectus and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, “FOR” PROPOSAL 4, “FOR” PROPOSAL 5, “FOR” PROPOSAL 6, “FOR” EACH OF THE NOMINEES NAMED IN PROPOSAL 7, AND “FOR” PROPOSAL 8.  PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, 5, 6, 7 AND 8.

1. Vote on Approval of the Merger and the Agreement and Plan of Merger	For	Against	Abstain

Approval of the merger and the Agreement and Plan of Merger, dated as of September 8, 2009, by and among the Company, KW Merger Sub Corp. and Kennedy-Wilson, Inc., and the transactions contemplated thereby.

	☐	☐	☐

Election to Exercise Conversion Rights	Exercise Conversion Rights

Only if you voted “AGAINST” Proposal No. 1 and you hold shares of common stock of the Company that were issued in the Company’s initial public offering —you may exercise conversion rights and demand that the Company convert your shares of common stock into a pro rata portion of the Company’s trust account by marking the “Exercise Conversion Rights” box.

If eligible, and you choose to exercise conversion rights, you will effectively be exchanging your shares of common stock of the Company for cash and will no longer own those shares. You will only be entitled to receive cash for those shares if (i) you vote “AGAINST” Proposal No.1 and the merger is completed and you continue to hold such shares through the effective time of the merger, (ii) you present written instructions to the Company’s transfer agent no later than one business day prior to the Special Meeting of Stockholders stating that you wish to convert your shares into cash, and (iii) you tender your shares in accordance with the delivery requirements discussed in the definitive proxy statement/prospectus under the heading “Special Meeting of Prospect Warrantholders and Special Meeting of Prospect Stockholders—Conversion Rights.”

☐

2. Vote on Approval of an Amended and Restated Certificate of Incorporation to Change the Company’s Corporate Name	For	Against	Abstain
Approval of amended and restated certificate of incorporation to change the Company’s corporate name to “Kennedy-Wilson Holdings, Inc.”	☐	☐	☐

3. Vote on Approval of an Amended and Restated Certificate of Incorporation to Increase Shares	For	Against	Abstain
Approval of amended and restated certificate of incorporation to increase the number of authorized shares of Company capital stock from 73,000,000 to 81,000,000.	☐	☐	☐

4. Vote on Approval of an Amended and Restated Certificate of Incorporation to Provide for the Company’s Perpetual Existence	For	Against	Abstain
Approval of amended and restated certificate of incorporation to provide for the Company’s perpetual existence.	☐	☐	☐

(Continued and to be marked, dated and signed on the reverse side.)

	5. Vote on Approval of an Amended and Restated Certificate of Incorporation to Delete and Replace Article Sixth and to Make Other Revisions			For	Against	Abstain
	Approval of amended and restated certificate of incorporation delete and replace Article Sixth and renumber accordingly and to make certain other changes in tense and numbers.			☐	☐	☐

	6. Vote on Approval of the 2009 Equity Participation Plan			For	Against	Abstain
	Approval of the 2009 Equity Incentive Plan.			☐	☐	☐

7. Vote on Directors	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below
	☐	☐	☐
A. Election of Class I Directors
Nominees:
01 Cathy Hendrickson
02 Thomas Sorell
B. Election of Class II Directors
Nominees:
03 David A. Minella
04 Jerry Solomon
C. Election of Class III Directors
Nominees:
05 Norman Creighton
06 William J. McMorrow
07 Kent Mouton

	8. Vote on Adjournment of Special Meeting of Stockholders			For	Against	Abstain
	Approval of an adjournment of the Special Meeting of Stockholders, if necessary, in order to permit further solicitation and a vote of proxies in favor of proposals 1, 2, 3, 4, 5, 6 and 7.			☐	☐	☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR proposals 1, 2, 3, 4, 5, 6, 7 and 8. If any other matters properly come before the meeting, the person named in this proxy will vote in his/her discretion.

This proxy is revocable and the undersigned may revoke it at any time prior to the Special Meeting of Stockholders by giving written notice of such revocation to the Secretary of the Company prior to the Special Meeting of Stockholders or by filing with the Secretary of the Company prior to the Special Meeting of Stockholders a later-dated proxy.  Should the undersigned be present and want to vote in person at the Special Meeting of Stockholders, or at any postponement or adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the Special Meeting of Stockholders.

IMPORTANT - PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY.  THANK YOU FOR VOTING.

Signature	Signature, if held jointly
Dated

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Proxy — Prospect Acquisition Corp.
You are cordially invited to attend the Special Meeting of Stockholders
To be held on November __ 2009, at 8:30 a.m. Eastern Standard Time, at
9130 Galleria Court, Suite 318, Naples, Florida 34109